Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended June				Year-To-Date June
	2023	2022	Change	Weather Adjusted Change	2023	2022	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	48,003	51,541	(6.9)%		94,729	100,269	(5.5)%

Total Retail Sales-	34,969	37,072	(5.7)%	(0.7)%	68,351	72,228	(5.4)%	(0.1)%
Residential	10,695	12,062	(11.3)%	(0.4)%	21,326	24,166	(11.8)%	0.5%
Commercial	11,826	12,246	(3.4)%	0.9%	22,708	23,233	(2.3)%	1.3%
Industrial	12,317	12,615	(2.4)%	(2.4)%	24,040	24,527	(2.0)%	(2.0)%
Other	131	149	(11.5)%	(11.1)%	277	302	(8.2)%	(7.5)%

Total Wholesale Sales	13,034	14,469	(9.9)%	N/A	26,378	28,041	(5.9)%	N/A

(In Thousands of Customers)

					Period Ended June
					2023	2022	Change
Regulated Utility Customers-
Total Utility Customers-					8,800	8,724	0.9%
Total Traditional Electric					4,463	4,410	1.2%
Southern Company Gas					4,337	4,314	0.5%